UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2018
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry Into Material Definitive Agreement.

On June 20, 2018 NW Natural Gas Storage, LLC (NWN Gas Storage), a wholly owned subsidiary of Northwest Natural Gas Company (Company), entered into a Purchase and Sale Agreement (the Agreement) with SENSA Holdings LLC (SENSA) that provides for the sale by NWN Gas Storage to SENSA of all of the membership interests in Gill Ranch Storage, LLC (Gill Ranch Storage). Gill Ranch Storage owns a 75% interest in the natural gas storage facility located near Fresno, California known as the Gill Ranch Gas Storage Facility. Pacific Gas and Electric Company (“PG&E”) owns the remaining 25% interest in the Gill Ranch Gas Storage Facility.

The Agreement provides for an initial cash purchase price of $25,000,000 (subject to a working capital adjustment), payable to NWN Gas Storage in cash at the closing, plus potential additional payments to NWN Gas Storage of up to $26,500,000 in the aggregate if Gill Ranch Storage achieves certain economic performance levels for the first three full gas storage years (April 1 of one year through March 31 of the following year) occurring after the closing and the remaining portion of the gas storage year during which the closing occurs.

The Company expects the transaction to close within 12 months of signing and in 2019. The closing of the transaction is subject to approval by the California Public Utilities Commission, other customary closing conditions, and the termination, expiration or waiver of certain first refusal rights of PG&E under the Joint Project Agreement between Gill Ranch Storage and PG&E (JPA). Under the JPA, PG&E has the right to purchase Gill Ranch Storage’s ownership interest in the Gill Ranch Gas Storage Facility for the price and on the terms in the Agreement by notifying Gill Ranch Storage within 45 calendar days of receiving notice of the Agreement, which was delivered on June 20, 2018.

Forward-Looking Statements
This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, the likelihood, timing, and proceeds associated with any transaction, financial results, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors," and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk," and Part II, Item 1A, "Risk Factors," in the company's quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: June 22, 2018	/s/ David H. Anderson
President and Chief Executive Officer

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